                                                                       EXHIBIT 5


                  [LETTERHEAD OF EPSTEIN BECKER & GREEN, P.C.]



                                    351-4709


                               November 12, 1997



Novoste Corporation
4350-C International Blvd.
Norcross, Georgia 30093

Ladies and Gentlemen:

         We have acted as counsel to Novoste Corporation (the "Company") in connection with its filing of a registration statement on Form S-3 (such registration statement, as amended at the time of its effectiveness, hereinafter the "Registration Statement") covering shares of the Company's authorized and unissued shares of Common Stock, $.01 par value, including shares subject to an over-allotment option (collectively, the "Company Shares"), and shares of the Company's outstanding Common Stock being sold by the Selling Shareholders named therein, including shares subject to an over-allotment option (collectively, the "Selling Shareholder Shares") (the Company Shares and the Selling Shareholder Shares, together with all shares of the Company's Common Stock covered by any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, being collectively referred to as the "Shares").

         As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

         On the basis of the foregoing, we are of the opinion that the Company Shares have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and nonassessable and that the Selling Shareholder Shares are validly authorized, legally issued, fully paid and nonassessable.

Novoste Corporation
November 12, 1997
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of such Registration Statement. We hereby further consent to the incorporation by reference of this opinion in any related registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    EPSTEIN BECKER & GREEN, P.C.


                                    By: /s/ Seth I. Truwit
                                       -----------------------------------------
                                       Seth I. Truwit, Esq.


SIT:wpc